UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

TRIUNITY BUSINESS SERVICES LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-282541	35-2851106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

BO1-A-09, Menara 2, KL Eco City, 3, Jalan Bangsar, 59200 Kuala Lumpur, Malaysia(Address of principal executive offices) (Zip Code)

+60 122086303

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2025, TriUnity Business Services Limited (the “Company”) entered into a binding letter agreement (the “Warrant Letter Agreement”) with Energizer Systems, LLC (“Energizer Systems”), Independence Power, Inc. (“Independence Power” and, together with Energizer, the “Independence Parties”), Homeland Digital, LLC (“Homeland”) and Emergent Ventures, LLC (together with Homeland, the “Emergent Parties”). Additionally, on November 26, 2025, the Company entered into a binding letter agreement (the “Recapitalization Letter Agreement” and, together with the “Warrant Letter Agreement,” the “Letter Agreements”) with Energizer Systems.

The Letter Agreements set forth the principal terms of a recapitalization and reorganization involving the Company in connection with the purchase of 3,800,000 shares (the “Control Block”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) by Energizer Systems, as further described under Item 5.01 herein.

Under the Recapitalization Letter Agreement, the Company has committed to amend its Articles of Incorporation to increase its authorized Common Stock to 400,000,000 shares and to effect a 7-for-1 forward stock split of its issued and outstanding Common Stock. Energizer Systems agreed to vote all shares it controls in favor of the amendments. The Recapitalization Letter Agreement further provides that, subject to completion of audited financial statements, the Company will pursue an acquisition of Independence Power from Energizer Systems in exchange for Common Stock (the “Merger”). Following the Merger, Energizer Systems would hold approximately 96% of the Company’s outstanding equity.

Under the Warrant Letter Agreement, the Company agreed to issue warrants (the “Warrants”) to future financing parties to be selected by the Company, which warrants will be exercisable for shares of Common Stock representing approximately 19% of the Company’s fully diluted equity at a total cash exercise price of $28,000,000, conditioned on consummation of the Merger between the Company and Independence Power. If the Merger does not occur, then the Emergent Parties have the right, but not the obligation, to purchase the Control Block from the Independence Parties for an amount equal to the original SPA purchase price of $575,000. The Emergent Parties may exercise the repurchase right at any time following either written notice from the Independence Parties that the Merger will not be consummated or the passage of 180 days from the closing of the SPA without consummation of the Merger.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Letter Agreements, copies of which will be filed in the Form 10-Q for the quarter ending on January 31, 2026.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated into this Item 3.02 by reference.  No Warrants have been issued as of the date of this report. It is expected that any such issuance will be conducted in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated into this Item 5.01 by reference.

On November 14, 2025, Energizer Systems entered into a common stock purchase agreement (the “SPA”) with Jervey Choon, the Company’s previous majority shareholder and Chief Executive Officer, President, Secretary, Treasurer and sole Director. Pursuant to the SPA, Energizer Systems acquired the Control Block from Ms. Choon, representing approximately 63.8% of the Company’s outstanding Common Stock for a total purchase price of $575,000.

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The share purchase transactions contemplated by the SPA closed on November 26, 2025. As a result, a change in control of the Company occurred on that date. The change in control was acknowledged and ratified by the Board of Directors of the Company (the “Board”) pursuant to a written consent of the sole director (the “Consent”) delivered on November 26, 2025 as a condition to the closing. In accordance with the terms of the SPA and the Consent, effective on December 2, 2025, Ms. Choon resigned from all positions with the Company, and Todd Parkin and Scott Stephenson were appointed to the positions described under Item 5.02 of this Current Report on Form 8-K.

Following the change of control, there has been no change in the Company’s shell company status and the Company’s current operations have not changed. To the extent that Form 10 information is required to be included in this Current Report on Form 8-K, the following documents are incorporated by reference herein:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025, filed with the SEC on September 26, 2025; and
•	The Company’s Form 10-Q for the quarter ended October 31, 2025, filed with the SEC on December 2, 2025.

Other than the transactions described in Item 1.01, the Company is not aware of any arrangements that may result in a further change in control

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 and Item 5.01 of this Current Report is incorporated into this Item 5.02 by reference.

Effective December 2, 2025, in connection with the change in control described in Item 5.01 and in accordance with the terms of the SPA and the Consent, Ms. Jervey Choon resigned as the Chief Executive Officer, President, Secretary, Treasurer and sole Director of the Company and the Board appointed:

•	Todd Parkin as Chief Executive Officer; and
•	Scott Stephenson as Chairman, President, Secretary, Chief Financial Officer, and Treasurer.

Also effective December 2, 2025, the Board appointed Scott Stephenson as the sole Director and Chairman of the Board. The resignation of Ms. Choon was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Todd Parkin, age 55, is President of Rincon Broadcasting Group, where he leads a newly formed station group focused on revitalizing local television through technology and community engagement. With a career spanning executive roles at Bally’s Sports Networks, MGM Studios, and multiple media startups, Mr. Parkin has overseen the creation and distribution of thousands of live sports events, launched new digital networks, and managed P&Ls exceeding $400 million. He is also a partner at Rincon Alpha, which is a consulting firm.

Scott Stephenson, age 52, is Chief Financial Officer of Independence TX LLC, where he focuses on creating efficiencies that fuel business growth for the future. Mr. Stephenson built his career in the investing, energy and mining businesses, previously serving as Chief Financial Officer at Aequor Mgt LLC and Managing Partner at Stephenson & Pfeil, PLLC. He has also served as Managing Partner of PS Stephenson & Co., PC, since July 2007.

At this time, the Company has not entered into any arrangement with either Mr. Parkin or Mr. Stephenson, respectively, regarding the payment of compensation for his respective services as an officer or director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIUNITY BUSINESS SERVICES LIMITED

Date: December 3, 2025	By:	/s/ Todd Parkin
Todd Parkin Chief Executive Officer

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